UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported) :  March 10, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 8.01  Other Events.

On March 10, 2006, the Board of Directors (“Board”) of Texas Eastern Products Pipeline Company, LLC (the “Company”), elected Murray H. Hutchison as non-executive Chairman and Michael B. Bracy as non-executive Vice Chairman of the Board of the Company. The Company is the general partner of TEPPCO Partners, L.P.

Mr. Hutchison, age 67, has been a director of the Company since March 2005, when he was elected upon the change in ownership of the Company. He also serves as a chairman of the Governance Committee and is a member of the Audit and Conflicts Committee. Mr. Hutchison is a private investor managing his own portfolio. He also consults with corporate managements on strategic issues. Mr. Hutchison retired in 1997 as chairman and chief executive officer of the IT Group (International Technology Corporation) after serving in that position for over 27 years. Mr. Hutchison serves as chairman of the board of Huntington Hotel Corporation and as a director on the boards of Cadiz Inc., Jack in the Box Inc., The Olson Company and Cardium Therapeutics, Inc. He is a member of the board of management of the San Diego Foundation and the Rancho Santa Fe Foundation.

Mr. Bracy, age 64, has been a director of the Company since March 2005, when he was elected upon the change in ownership of the Company. He also serves as Chairman of the Audit and Conflicts Committee and is a member of the Governance Committee. Mr. Bracy also serves as an audit committee financial expert on the Board of the Company as determined under Securities and Exchange Commission rules. Prior to being elected to the Board in March 2005, Mr. Bracy served as a director of the general partner of GulfTerra Energy Partners, L.P. (“Gulfterra”) from October 1998 until September 30, 2004, when it merged with Enterprise Products Partners L.P. He was also an audit committee financial expert while serving on the board of GulfTerra’s general partner. From 1993 to 1997, Mr. Bracy served as director, executive vice president and chief financial officer of NorAm Energy Corp. For nine years prior, he served in various executive capacities with NorAm Energy Corp. Mr. Bracy is a member of the board of directors of Itron, Inc.

The two prior Chairmen of the Board of the Company received a monthly retainer of $25,000 for serving in that capacity. Mr. Murray will not receive that retainer or other additional compensation for his service as non-executive Chairman; his compensation as non-executive Chairman will remain at the same level as it was for his service as a director. Mr. Bracy also will not receive additional compensation for his service as non-executive Vice Chairman; his compensation as non-executive Vice Chairman will remain at the same level as it was for his service as a director and as Chairman of the Audit and Conflicts Committee.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits (furnished herewith):

Exhibit Number	Description

99.1	Press release issued March 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: March 10, 2006	By:	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer